UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

The Luxurious Travel Corp.
(Exact name of registrant as specified in its charter)

Florida	20-0347908
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

34099 Melinz Pkwy, Unit E, Eastlake, OH	44095
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-193386

Securities to be registered pursuant to Section 12(g) of the Act:

$.0001 par value Common Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Common Stock.

The Luxurious Travel Corp. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Securities to be Registered” in the Registrant’s Registration Statement on Form S-1 (File No. 333-193386), as originally filed with the Securities and Exchange Commission on January 16, 2014, as subsequently amended..

Item 2.		Exhibits.

	3.1	Articles of Incorporation*
	3.2	Bylaws*

*	Filed as an exhibit of the same number to the Registrant’s Registration Statement on Form S-1 (File No. 333-193386) filed with the Securities and Exchange Commission on January 16, 2014, as subsequently amended and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE LUXURIOUS TRAVEL CORP.

Date: September 1, 2016	By: /s/ Paul Spivak
Paul Spivak
Chief Executive Officer